                                                                       Exhibit 6

                STOCK OPTION AND RIGHT OF FIRST REFUSAL AGREEMENT

         THIS STOCK OPTION AND RIGHT OF FIRST REFUSAL AGREEMENT (the "Agreement") is dated as of May 2, 2002, by and between Environmental Power Corporation, a Delaware corporation ("EPC"), and Benjamin J. Brant (the "Stockholder").

         WHEREAS, the Stockholder owns beneficially and of record 2,753,066 shares, par value $0.01 per share, of common stock (the "Common Stock") of EPC consisting of (i) 1,802,486 shares currently represented by Certificate No. 7629 (the "Option Shares"), (ii) 197,514 shares currently represented by Certificate No. 7631 (the "Guaranty Shares") and (iii) 753,066 shares currently represented by certificate No. 7630 (the "Standstill Shares" and, together with the Option Shares, the ROFR Shares (as hereinafter defined) and the Guaranty Shares, the "Shares");

         WHEREAS, the Shares are "restricted securities" under applicable securities laws not capable of being resold by the Stockholder in the absence of
(i) the effectiveness of the Company's registration statement on Form S-2 filed on April 1, 2002 contemplated by the Registration Rights Agreement dated as of July 23, 2001 (the "Registration Rights Agreement"), (ii) an exemption from registration becoming available or (iii) inclusion in an effective registration contemplated by Section 2(c) of the Registration Rights Agreement;

         WHEREAS, the Common Stock has been the subject of limited trading volume on the OTC Bulletin Board;

         WHEREAS, in light of the foregoing, the Stockholder desires to provide for, and the Company desires to agree to, the option to purchase Option Shares, and minimum required repurchases by the Company thereunder, at fixed prices as provided herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows:

         1.       The Option; Minimum Purchase. The Stockholder hereby agrees as
                  ----------------------------
follows:

                  (a)     Grant of Option. Subject to the terms of this Section
                          ---------------
1, the Stockholder hereby grants to EPC (or its designee or designees from time to time), an irrevocable option (the "Option") to purchase all or any part of the Option Shares at a purchase price per Option Share equal to $0.35.

                  (b)     Escrow of Option Share Certificate. Concurrently with
                          ----------------------------------
the execution of this Agreement (i) the parties are entering into an escrow agreement in the form of Exhibit A hereto (the "Escrow Agreement") with U.S. Bank Trust National Association, as escrow agent (the "Escrow Agent") and (ii) the Stockholder is depositing with the Escrow Agent the certificate representing the Option Shares, together with fifteen stock powers duly endorsed in blank. The Stockholder shall deliver to the Escrow Agent additional stock powers as reasonably requested by EPC form time to time.

                  (c)     Exercise of Option. Unless the Option is sooner
                          ------------------
terminated as provided herein, EPC and/or its designee(s) may exercise the Option, in whole or in part, at any time and from time to time, during the period (the "Exercise Period") ending on April 30, 2003 (the "Expiration Date"). Following each exercise, the Option shall remain available for future exercise with respect to the remaining Option Shares through the close of business on the Expiration Date.

                  (d)     Manner of Exercise. To exercise the Option, EPC (or
                          ------------------
its designee(s), as the case may be) shall, prior to the close of business on the Expiration Date, give written notice (each, an "Exercise Notice") to the Escrow Agent and the Stockholder specifying the number of Option Shares it is purchasing and EPC (or its designees) shall pay, by check or wire transfer to the Escrow Agent an amount equal to the product of (x) $0.35 and (y) the number of Option Shares being purchased. Upon receipt of the Exercise Notice and purchase price, the Escrow Agent shall deliver the certificate representing the Option Shares to EPC's transfer agent (American Stock Transfer & Trust Co., 40 Wall Street, New York, NY 10005, Attn: Karen Lazar/Mark Smith) (the "Transfer Agent"), accompanied by an executed stock power deposited by the Stockholder, which shall be dated and completed by the Escrow Agent, together with instructions to the transfer agent to deliver a new certificate for the Option Shares being purchased to EPC (or its designee(s), as the case may be) and to deliver a new certificate registered in the name of the Stockholder for the balance of the Option Shares to the Escrow Agent. Such new certificates shall bear the same restrictive legends as the certificate submitted to the transfer agent, except that the certificate issued to EPC or its designee(s) shall not bear the legend provided for in Section 7(b) below. Promptly after submitting the stock certificate and power and instruction letter to the transfer agent, the Escrow Agent shall remit the purchase price received from EPC to the Stockholder. Promptly following the Expiration Date and the processing of any Option exercise made prior to the close of business on the Expiration Date, the Transfer Agent shall deliver the certificate for any unpurchased Option Shares to the Stockholder.

                  (e)     Transferability of Option. EPC may sell or transfer
                          -------------------------
the Option (or any portion thereof) and any Shares acquired upon exercise of the Option at any time, without the written consent of the Stockholder, to a third party or any affiliate or affiliates of EPC; provided, that no such transfer shall relieve EPC of its obligations hereunder (it being understood that exercises by a transferee shall count towards the minimum purchases under
Section 1(f) below) and provided further that the transferee shall agree in writing to be bound by the provisions of this Agreement applicable to the Option (or portion thereof) assigned.

                  (f)     Minimum Purchase. On or before the last business day
                          ----------------
of each month set forth below EPC shall be required to have purchased (and/or arranged for its designee(s) to purchase), by exercise of the Option, on a cumulative basis, the following number of Option Shares:

         Date                                          Cumulative Minimum Option Shares
         ----                                          --------------------------------
April 2002                                          120,000

May 2002                                            140,260

June 2002                                           160,520

July 2002                                           180,780

August 2002                                         201,040

September 2002                                      221,300

October 2002                                        241,560

November 2002                                       261,820

December 2002                                       282,080

January 2003                                        302,340

February 2003                                       322,600

March 2003                                          342,857

Notwithstanding the foregoing, in the event the Option Shares and stock powers are not delivered to the Escrow Agent (or directly to the Transfer Agent if the parties agree to arrange for the initial exercise in that manner) by April 30, 2002, the initial date set forth in the table above shall be delayed until the business day after delivery and receipt thereof is confirmed to EPC. Therefore for example, if EPC purchased 120,000 Option Shares in April 2002 and 50,000 Option Shares in May 2002 (i.e. 170,000 Option Shares on a cumulative basis), it would not be required to purchase additional Option Shares until the last business day in July, when it would be required to purchase a minimum of 10,780 Option Shares.

         In the event EPC defaults in the purchase of the cumulative minimum purchase requirements set forth above (by not making timely payments to the Escrow Agent) and such default continues for five (5) business days after written notice by Stockholder to EPC and the Escrow Agent of such default, the parties shall instruct the Escrow Agent to return the escrowed stock certificate and all other escrow deposits to the Stockholder and, without limitation of the Stockholder's rights and remedies, the Option for any remaining Option Shares shall terminate. In such event, such shares shall be free of the legend provided in Section 7 below and not subject to any restrictions under this Agreement.

         (g)      Guaranteed Obligations. The parties agree that 197,514 of the
                  ----------------------
Option Shares shall be transferred by the Stockholder to the Company concurrently with execution of this Agreement to satisfy the Stockholder's guaranty, under a Guaranty

Agreement dated June 14, 2001, with respect to $69,129.92 of principal and interest payments due from Integrated Information Utility Systems ("I2US") to Microgy Cogeneration Systems, Inc. ("Microgy") on loans made by Microgy to I2US. All other obligations of Stockholder under the Guaranty Agreement, including indemnification obligations, shall remain in full force and effect.

         2.       Right of First Refusal. In the event (i) any Option Shares
                  ----------------------
remain unpurchased by EPC (and/or its designees) as of the end of the Exercise Period and (ii) the Option has not terminated prematurely as a result of an uncured default in accordance with the last paragraph of Section 1(f) above, any Option Shares remaining unpurchased shall be deemed to be "ROFR Shares" subject to this Section 2. In the event that at any time after the Expiration Date of the Option and prior to the twenty-four (24) month anniversary of this Agreement the Stockholder should decide to sell or otherwise dispose of any of the ROFR Shares, it shall first give written notice to EPC of its intention to sell such ROFR Shares, together with the price at which it is willing to sell such Shares. EPC shall then have fifteen (15) days from the date it receives such notice to evaluate such offer. If, at or prior to the end of such 15-day period, EPC gives notice to the Stockholder that it accepts such offer, then the Stockholder shall, within fifteen (15) days of receipt of such notice, sell to EPC, and EPC shall purchase for cash, all such ROFR Shares. If, at the end of such 15-day period, EPC declines such offer or does not respond to such offer in writing, then the Stockholder shall be free to sell such Shares at any time during the succeeding fifteen (15) days (starting the day following the end of the previous 15-day period) to a third party or through the trading market, but only at a price per share equal to or higher than 100% of the price per share at which such Shares were first offered to EPC and only in compliance with the Stockholders Agreement; provided, however, that if market conditions have changed adversely during the 15-day period during which EPC had to evaluate the offer or during the succeeding 15-day period, the reference in this sentence to 100% shall be reduced to such percentage, not lower than 90%, as is commensurate with the change in market conditions. If the Stockholder does not complete the sale of such Shares in such manner during such 15-day period, then the Right of First Offer described in this Section 2 shall again be applicable. The Stockholder shall provide EPC with such information and documentation as EPC reasonably requests from time to time to verify compliance with this Section 2.

         3.       Standstill Shares; Standstill on Future Public Market Sales.
                  -----------------------------------------------------------
Until the twenty-four (24) month anniversary of this Agreement, or such earlier date as the Option is terminated prematurely as a result of an uncured default in accordance with the last paragraph of Section 1(f) above, Stockholder agrees not to sell any of the Standstill Shares into a public market (including the over the counter market). Such standstill shall terminate if EPC sells all or substantially all of its assets to a third party. This Section 3 shall not prevent or restrict private sales or dispositions of the Standstill Shares not involving use of a public market, which private transactions comply with applicable securities laws. Pledges of the Standstill Shares shall only be permitted if the pledgee agrees in writing with EPC to comply with the provisions of this Section 3 in connection with any sale or disposition of the Standstill Shares it makes or arranges.

         4.       Covenants, Representations and Warranties. The Stockholder
                  -----------------------------------------
hereby represents and warrants to EPC as follows:

                  (a)     Ownership of Shares. Stockholder is the record and
                          -------------------
beneficial owner of the number of shares of Common Stock described in the whereas clauses of this Agreement. On the date hereof, the Shares described in the whereas clauses of this Agreement constitute all of the shares of Common Stock owned of record or beneficially by the Stockholder. The Stockholder owns the Shares free and clear of all liens, claims, charges, security interests, mortgages or other encumbrances, and the Shares are subject to no rights of first refusal, put rights, other rights to purchase or encumber the Shares, or to any agreements other than this Agreement and a Stockholders Agreement among EPC and certain of its stockholders dated as of July 23, 2001 (the "Stockholders Agreement") as to the encumbrance or disposition of the Shares. The Shares are duly and validly issued, fully paid and non-assessable. The Stockholder has sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights.

                  (b)     Power; Binding Agreement. The Stockholder has the
                          ------------------------
legal capacity, power and authority to enter into and perform all of the Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, shareholder agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity). There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee who is not a party to this Agreement and whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby. If the Stockholder is married and the Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitute a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

                  (c)     No Conflicts. (i) No filing with, and no permit,
                          ------------
authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the

Stockholder of the transactions contemplated hereby and (ii) none of the execution or delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or, to the best of the Stockholder's knowledge, any of the Stockholder's properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

                  (d)     No Finder's Fees. No broker, investment banker,
                          ----------------
financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Stockholder.

                  (e)     Restriction on Transfer, Proxies and Non-Interference.
                          -----------------------------------------------------
For so long as this Agreement remains in effect, the Stockholder shall not, directly or indirectly: (i) except as contemplated or permitted by this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement.

                  (f)     Information; Accredited Investor.
                          --------------------------------

                                    (i)     The Stockholder, as a Director of
EPC and recent officer of Microgy, is knowledgeable concerning the business and affairs of EPC. The Stockholder confirms that EPC made available to such Stockholder, and his representatives and agents, (A) any requested information about EPC, (B) the opportunity to ask questions of the officers and employees of EPC and (C) the opportunity to acquire such additional information about the business and financial condition of EPC as the Stockholder has requested, and such information has been received.

                                    (ii)    The Stockholder was, at the time of
its purchase of the Shares, and currently is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                  (g)     Reliance by EPC. The Stockholder understands and
                          ---------------
acknowledges that EPC is relying upon the foregoing representations by the Stockholder, (i) in entering into this Agreement and (ii) in purchasing Shares hereunder.

         5.       Further Assurances. From time to time, at the other party's
                  ------------------
reasonable request and without further consideration, each party agrees to execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         6.       Failure to Deliver Shares. If the Stockholder becomes
                  -------------------------
obligated to sell any Shares to EPC under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, EPC may, at its option, in addition to all other remedies it may have, send to the Stockholder the purchase price for such Shares as is herein specified. Thereupon, EPC upon written notice to the Stockholder, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of EPC or its designee(s), as the case may be, a new certificate or certificates representing such Shares, and thereupon all of the Stockholder's rights in and to such Shares shall terminate.

         7.       Stop Transfer; Form of Legend.
                  -----------------------------

                  (a) The Stockholder agrees with, and covenants to, EPC that the Stockholder shall not request that EPC register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Common Stock, by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the terms "Option Shares," "ROFR Shares," "Standstill Shares" and "Shares" shall be deemed to refer to and include the Option Shares, ROFR Shares, Standstill Shares and/or Shares, as the case may be, as well as all such stock dividends and distributions and any shares into which or for which any or all of the Option Shares, ROFR Shares and/or Shares may be changed or exchanged.

                  (b) All certificates representing any of the Shares shall contain the following legend (in addition to any other legend required by law, the Stockholders Agreement or any other contract):

                  "The securities represented by this certificate are subject to certain restrictions on transfer and other terms of a Stock Option and Right of First Refusal Agreement, dated as of April 29, 2002, between Environmental Power Corporation and Benjamin
                  J. Brant, a copy of which is on file in the principal office of Environmental Power Corporation.

         8.       Prohibition. To the extent that EPC is prohibited (at any time
                  -----------
scheduled for a purchase of Option Shares) under applicable law or regulation from purchasing the Option Shares, EPC shall promptly so notify the Stockholder and, shall be entitled to suspend its performance hereunder until EPC is no longer prohibited from performing, at which time EPC shall promptly act to bring its performance up to date. If the prohibition on EPC's performance lasts for more than 180 days, then either party may, by written notice to the other, terminate this Agreement (other than the provisions of Sections 9, 10 and 11, which shall survive termination).

         9.       Covenant Not to Compete; Non-Solicitation.
                  -----------------------------------------

                  (a) From the date hereof until six (6) months after the date of termination of his ownership of Shares (the "Restriction Period"), the Stockholder covenants and agrees with EPC that he will not compete, or render any services to or become interested in (as a partner, proprietor, shareholder (except as a no more than 2% shareholder in a public company), principal, employee, consultant, officer, director, manager or member) any natural or corporeal Person or business which competes, either directly or indirectly, with EPC or Microgy in the business of providing services, technology, research or development relating to the production of energy through anaerobic digestion or any other technology utilized or being developed by Microgy and listed in
Schedule 4.15 to the Share Exchange Agreement dated as of June 20, 2001 (the
-------------
"Exchange Agreement") among EPC, Microgy, the Stockholder and the other Principal Microgy Stockholders referred to therein. During the Restriction Period, the Stockholder agrees that he shall not make any contracts with or otherwise deal with any persons, whether natural or corporeal, who have been introduced to the Stockholder by Microgy or as a result of such Person's activities on behalf of or involving Microgy.

                  (b) During the Restriction Period, the Stockholder covenants and agrees with EPC that he will not, either directly or indirectly,
(A) hire, solicit or encourage any employee to leave the employment of EPC, Microgy or any Microgy subsidiary, or (B) induce or attempt to induce any customer, client, supplier, licensor, licensee or other business relation of EPC, Microgy or any Microgy subsidiary to enter into a business relationship with the Stockholder or any affiliate thereof.

                  (c) The Stockholder acknowledges and agrees that he will receive a direct, material and substantial benefit from the consummation of the transactions contemplated by this Agreement and that such direct, material and substantial benefit is good and sufficient consideration to him for the performance of his respective obligations under this Section 8.

                  (d)     The Stockholder recognizes and acknowledges that this
Section 9 is necessary in order to protect and maintain the proprietary interests and other legitimate business interests of EPC and Microgy and is a material inducement to EPC entering into this Agreement and that Section 9 hereof is reasonable in all respects.

                  (e) The parties hereto agree that the obligations contained in this Section 9 are of a special and unique character which gives them a peculiar value, and that EPC and Microgy may not be reasonably or adequately compensated in damages in an action at law in the event that the Stockholder breaches such obligations. The Stockholder, therefore, expressly agrees that EPC and Microgy shall be entitled to preliminary and permanent injunctive and other equitable relief to prevent a breach of said obligations, in addition to any other rights and remedies that EPC or Microgy may have.

         10.      Confidentiality. The Stockholder hereby confirms and agrees to
                  ---------------
be bound by the confidentiality obligations contained in Section 9.5(a) of the Exchange Agreement. Furthermore, the Stockholder agrees not to disclose any information concerning this Agreement to any person, except his attorneys, accountants, tax advisors or similar advisors or to a prospective purchaser of the ROFR Shares or Standstill Shares or as may be required by law, including applicable securities laws.

         11.      Miscellaneous.
                  -------------

                  (a)     Entire Agreement. This Agreement constitutes the
                          ----------------
entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Notwithstanding anything to the contrary contained herein, the Exchange Agreement, the Stockholders Agreement and the Registration Rights Agreement shall remain in full force and effect.

                  (b)     Certain Events. The Stockholder agrees that this
                          --------------
Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

                  (c)     Assignment. Except as expressly permitted herein, this
                          ----------
Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that EPC may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of EPC, but no such assignment shall relieve EPC of its obligations hereunder if such assignee does not perform such obligations.

                  (d)     Amendments, Waivers, Etc. This Agreement may not be
                          ------------------------
amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (e)     Notices. All notices, requests, claims, demands and
                          -------
other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telecopy (confirmed by a copy mailed as provided below), or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. Notices shall be deemed given when received. All communications hereunder shall be addressed to the respective parties at the following addresses:

If to the Stockholder:                         Benjamin J. Brant
                                               7553 S. Gartner Road
                                               Evergreen, CO   80439
                                               Facsimile:  (303) 384-0020

If to EPC:                                     Environmental Power Corporation
                                               1 Cate Street, 4th Floor
                                               Portsmouth, NH  03801
                                               Attention:  President
                                               Telephone:  (603) 431-1780
                                               Facsimile:  (603) 431-2650

with a copy to:                                Dorsey & Whitney LLP
                                               250 Park Avenue
                                               New York, NY  10017
                                               Telephone:  (212) 415-9200
                                               Facsimile:  (212) 953-7201
                                               Attention:  Steven I. Himelstein, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  (f)     Severability. Whenever possible, each provision or
                          ------------
portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  (g)     Specific Performance. Each of the parties hereto
                          --------------------
recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party (including any designee of EPC hereunder) shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  (h)     Remedies Cumulative. All rights, powers and remedies
                          -------------------
provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  (i)     No Waiver. The failure of any party hereto to exercise
                          ---------
any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  (j)     No Third Party Beneficiaries. This Agreement is not
                          ----------------------------
intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto (other than a designee or permitted assignee of EPC or Microgy).

                  (k)     Governing Law. This Agreement shall be governed and
                          -------------
construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

                  (l)     Waiver of Jury Trial. EACH PARTY IRREVOCABLY WAIVES
                          --------------------
ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  (m)     Descriptive Headings. The descriptive headings used
                          --------------------
herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  (n)     Counterparts. This Agreement may be executed in
                          ------------
counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. Signature of either party transmitted by facsimile shall constitute effective execution and be deemed to be its original signature.

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

                                                                   Page 19 of 31

         IN WITNESS WHEREOF, EPC has caused this Agreement to be duly executed, and the Stockholder has duly executed this Agreement, as of the day and year first above written.

                                                 ENVIRONMENTAL POWER CORPORATION

                                                 By:   _________________________
                                                       Name:
                                                       Title:

                                                 _______________________________
                                                          Benjamin J. Brant

                                      12